Exhibit 3.11
Control No. 0461438
STATE OF GEORGIA
Secretary of State
Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530
CERTIFICATE
OF
AMENDMENT
I, Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that
DOCX, LLC
a Domestic Limited Liability Company
has filed articles/certificate of amendment in the Office of the Secretary of State on 06/19/2008 and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/certificate of amendment.
WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on June 19, 2008

/s/ Karen C Handel
Karen C Handel Secretary of State

Control No: 0461438 Date Filed: 06/19/2008 03:42 PM Karen C Handel Secretary of State
ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
Article 1.
The name of the limited liability company is DOCX, LLC
Article 2.
Articles of Organization were filed on September 28, 2004.
Article 3.
The Articles of Organization of this company are hereby amended by changing Article 2, so that as amended, said Article shall be read as follows:
“Management of the limited liability company is vested in its Member(s).”
Article 4
These Articles of Amendment to Articles of Organization
will be effective upon the filing of said articles with the Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Organization, this 17th day of June, 2008.

MEMBER Residential Lending Services, Inc.
By:	/s/ Todd C. Johnson
Todd C. Johnson
Executive Vice President, General Counsel and Secretary

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER: 0461438 EFFECTIVE DATE: 09/28/2004 JURISDICTION: GEORGIA REFERENCE: 0048 PRINT DATE: 10/20/2004 FORM NUMBER: 356
TIMOTHY J. CAGLE, CPA, PC
2485 BETHANY BEND
ALPHARETTA, GA 30004
CERTIFICATE OF ORGANIZATION
I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that
DOCX, LLC
A GEORGIA LIMITED LIABILITY COMPANY
has been duly organized under the laws of the State of Georgia on the effective date stated above by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.
WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox
Cathy Cox Secretary of State

Articles of Organization
Of
DOCX, LLC
Article 1.
The name of the limited liability company is DOCX, LLC.
Article 2.
Management of the limited liability company is vested in one or more managers whose names and addresses are as follows:
LORRAINE BROWN
1111 ALDERMAN DRIVE
ALPHARETTA, GEORGIA 30005
IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization.
This 23rd day of SEPTEMBER, 2004.

/s/ Lorraine Brown
LORRAINE BROWN
Member

SECRETARY OF STATE [illegible] CORPORATIONS DIVISION	SECRETARY OF STATE [illegible] CORPORATIONS DIVISION